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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Spiegel, Inc.:

We consent to incorporation by reference in the registration statements
No. 33-69937, 33-19663, 33-32385, 33-38478, 33-44780, 33-56200 and 33-51755
on Form S-8 of Spiegel, Inc. of our reports dated February 10, 1999, relating to the consolidated balance sheets of Spiegel, Inc. and subsidiaries as of January 2, 1999 and January 3, 1998, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended January 2, 1999 and related financial statement schedule, which reports appear in the January 2, 1999 annual report on Form 10-K of Spiegel, Inc.




                                                    /S/ KPMG LLP
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Chicago, Illinois


March 25, 1999
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